Exhibit 4.2

LENTUO INTERNATIONAL INC.

Number	Share(s)
- -

Incorporated under the laws of the Cayman Islands

Share capital is US$50,000 divided into 50,000 Shares of US$1.00 each

THIS IS TO CERTIFY THAT [name of shareholder] is the registered holder of [no. of share] Share(s) in the above-named Company subject to the Memorandum and Articles of Association thereof.

GIVEN UNDER the common seal of the said Company on                                    2010.                         .

THE COMMON SEAL of the said Company was hereunto affixed in the presence of:

DIRECTOR

TRANSFER

I                                                                                                                                                         (the Transferor) for the value received DO HEREBY transfer to                                                                                                                                        (the Transferee) the                                                                                                                                                 shares standing in my name in the undertaking called LENTUO INTERNATIONAL INC.

To hold the same unto the Transferee

Dated

Signed by the Transferor

in the presence of:

Witness	Transferor